Exhibit 10.1

MILESTONE PHARMACEUTICALS INC.

THIRD AMENDED AND RESTATED STOCK OPTION PLAN

ARTICLE 1
PURPOSE

1.1                               Purpose of this Plan

The purpose of this Plan is to assist the Corporation in attracting, retaining and motivating key employees, officers, directors and consultants of the Corporation or of a Related Entity by granting to them options to purchase Common Shares in the capital of the Corporation.

ARTICLE 2
INTERPRETATION

2.1                               Definitions

When used herein, unless the context otherwise requires, the following terms have the following meanings, respectively:

“10% Stockholder” has the meaning set forth in Section 4.12 of this Plan;

“Board” means the board of directors of the Corporation;

“Cause” means, in addition to such meaning as shall have been or shall hereafter be ascribed to such term or similar terms from time to time by the jurisprudence or law: a failure or refusal by the Participant to perform his or her customary duties or services for the Corporation or any Related Entity without lawful justification after being provided with 10 business days notice from the Corporation and an opportunity to cure such failure to perform, in a manner satisfactory to the Corporation or any Related Entity; the Participant’s conviction for a criminal act or other indictable offence pursuant to the provisions of the Criminal Code or of any other criminal or penal statute of any jurisdiction which the Corporation or any Related Entity reasonably determines may have an adverse effect upon the reputation or good will of the Corporation or any Related Entity or on the performance of the Participant’s duties, the commission by the Participant of any indictable or criminal offence or act which denotes moral turpitude, whether relating or not to the course of employment; a breach by the Participant of, or his or her failure or refusal to perform, in any material respect, any of his or her obligations under any employment agreement, employee invention and confidentiality agreement or such other material written agreement between Participant and the Corporation or any Related Entity; wanting in adequate capacity or qualification to fulfil the Participant’s employment functions; habitual inability to carry out functions of employment due to alcohol or drug related causes; any breach of any non-compete or non-solicitation covenant of the Participant; or any dishonest or fraudulent act relating directly or indirectly to the course of employment;

“Code” has the meaning set forth in Section 4.12 of this Plan;

“Committee” has the meaning set forth in Section 3.2;

“Common Share” means a common share in the share capital of the Corporation;

“Consultant Participant” means an individual or a consultant company, other than an Employee Participant, a Director Participant or an Executive Participant, that:

(a)                                 is engaged to provide services on a bona fide basis to the Corporation or a Related Entity, other than services provided in relation to a distribution of securities of the Corporation or a Related Entity;

(b)                                 provides the services under a written contract with the Corporation or a Related Entity; or

(c)                                  spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or a Related Entity;

and includes a Consultant Participant’s Permitted Assigns. For the purposes of this definition, “consultant company” means, with respect to an individual consultant, either (i) a company of which the individual consultant is an employee or shareholder; or (ii) a partnership of which the individual consultant is an employee or partner;

“Convertible Securities” means any right, unit, option, warrant or any other security, including, without limitation, any debenture, note or any other instrument or agreement evidencing indebtedness of the Corporation, which may be converted, exchanged into or exercised for shares of the Corporation or which carries a right to acquire shares in the share capital of the Corporation;

“Corporation” means Milestone Pharmaceuticals Inc.;

“Date of Grant” means, for any Option, the date specified by the Plan Administrator at the time it grants the Option (provided, however, that such date shall not be prior to the date the Plan Administrator acts to grant the Option) or, if no such date is specified, the date upon which the Option is granted;

“Director” means a member of the Board or the board of directors of a Related Entity;

“Director Participant” means a Director, who is not an officer or employee of the Corporation or of a Related Entity, and includes a Director Participant’s Permitted Assigns;

“Disability” means the circumstance whereby the Optionee is permanently or substantially incapacitated so as to be prevented from properly and continuously performing in full his/her duties to the Corporation for a substantially continuous period of four months or more or for a cumulative six month period in any consecutive 12 month period;

“Disqualifying Disposition” has the meaning set forth in Section 4.12 of this Plan;

“Employee Participant” means a current employee (other than an Executive Participant or Consultant Participant) of the Corporation or of a Related Entity and includes an Employee Participant’s Permitted Assigns;

“Executive Participant” means an officer of the Corporation or of a Related Entity and includes an Executive Participant’s Permitted Assigns;

“Exercise Notice” means the subscription form and undertaking in writing, in the form set out in Schedule B, signed by an Optionee and stating the Optionee’s intention to exercise a particular Option;

“Exercise Period” means the period of time (commencing at the Vesting Commencement Date) during which an Option granted under this Plan may be exercised in accordance with this Plan;

“Exercise Price” means the price at which an Option Share may be purchased pursuant to the exercise of an Option;

“Fair Market Value” means the fair market value of the security, as determined in good faith by the Plan Administrator;

“Fully Diluted Basis” means in reference to a number of shares, a number calculated taking into account all of the issued and outstanding voting and participating shares of the share capital of the Corporation and the conversion, exercise or exchange of all Convertible Securities into such shares based on the applicable conversion, exchange or exercise rate, including any warrants and any options granted by the Corporation (including those options available for issuance under the Stock Option Plan or any future stock option plan);

“Good Reasons” means the termination by the Executive Participant of his employment if there is: (a) a material reduction by the Corporation in his salary or remuneration (other than a proportional decrease applicable to all Executive Participants); (b) the failure of the Corporation to pay the Executive Participant any portion of his salary or remuneration at the time such payment is due, which breach is not cured within 30 days after such Executive Participant provides written notice to the Corporation thereof; or (c) a material unilateral reduction in the responsibilities or duties of such Executive Participant;

“Individual Optionee” means an Optionee who is an individual or a Person who is a Permitted Assign of an Optionee, as the case may be;

“Initial Public Offering” means any initial public offering of Common Shares under a receipted prospectus or other similar document filed under applicable securities laws in Canada, the United States or the United Kingdom, pursuant to which Common Shares are offered for sale and sold to the public and pursuant to which the Common Shares are listed on the Toronto Stock Exchange, the New York Stock Exchange, or the main market of the London Stock Exchange or are quoted on the NASDAQ national market system or any combination thereof;

“ISOs” has the meaning set forth in Section 4.12 of this Plan;

“Liquidity Event” means:

(a)                                 an event, in one transaction or a series of transactions, including any amalgamation, arrangement, merger, consolidation, tender offer, exchange offer, share acquisition, binding share exchange, business combination, recapitalization or similar transaction, which results in one Person, together with any Related Entities of such Person, acquiring beneficial ownership, directly or indirectly, or exercising direction or control, over more than 50% of the combined voting power attached to all of the Corporation’s outstanding Securities;

(b)                                 a sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, of all or substantially all of the assets of the Corporation except where such sale, lease, transfer or other disposition is to a Related Entity of the Corporation;

(c)                                  the adoption by the Corporation of a plan of liquidation providing for the distribution of all or substantially all of the Corporation’s assets; or

(d)                                 any event specified from time to time by the Board;

provided however, unless otherwise determined by the Board, that the following events shall not constitute a Liquidity Event: (i) an amalgamation, merger or consolidation of the Corporation with or into a Related Entity of the Corporation; (ii) a transaction undertaken solely for the purpose of changing the Corporation’s place of domicile or jurisdiction of incorporation; (iii) an equity financing of the Corporation; or (iv) an Initial Public Offering;

“NI 45-106” means National Instrument 45-106 — Prospectus and Registration Exemptions of the Canadian Securities Administrators, as amended from time to time;

“Notice of Grant” means the form of notice of grant in writing, in the form set out in Schedule A, signed by Corporation stating the intention to grant Options to the Optionee;

“Notice of Surrender of Vested Options” means the form of surrender of the vested Options in writing, in the form set out in Schedule D, permitting the Optionee to exercise the vested Options without payment;

“Option” means a right to purchase Common Shares under this Plan that is non- assignable and non-transferable other than to a Permitted Assign or unless otherwise approved by the Plan Administrator;

“Option Agreement” means a signed, written agreement between an Optionee and the Corporation, in the form attached as Schedule C, subject to any amendments or additions thereto as may, in the discretion of the Plan Administrator, be necessary or advisable, evidencing the terms and conditions on which an Option has been granted under this Plan;

“Optionee” means a Participant who has been granted one or more Options;

“Option Shares” means Common Shares that will be issued by the Corporation upon the exercise of outstanding Options;

“Participant” means an Employee Participant, a Director Participant, an Executive Participant or a Consultant Participant;

“Permitted Assign” has the meaning assigned to the term “permitted assign” in Section 2.22 of NI 45-106 other than RRSPs and RRIFs;

“Person” includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, limited liability company, and a natural person in his or her capacity as trustee, executor, administrator or other legal representative;

“Plan” means this Third Amended and Restated Stock Option Plan as set out herein and as amended from time to time in accordance with the provisions hereof;

“Plan Administrator” means the Board or, if the administration of this Plan has been delegated by the Board to the Committee pursuant to Section 3.2, the Committee;

“Related Corporations” has the meaning set forth in Section 4.12 of this Plan;

“Related Entity” has the meaning assigned to the term “related entity” in Section 2.22 of NI 45-106;

“Retirement” means retirement from active employment with the Corporation or a Related Entity at or after age 65 or, with the consent for purposes of this Plan of such officer of the Corporation as may be designated by the Plan Administrator, at or after such earlier age and upon the completion of such years of service as the Plan Administrator may specify;

“Security” has the meaning assigned to the term “security” in the Securities Act (Québec), and “Securities” has a corresponding meaning;

“Shareholders Agreement” means the shareholders agreement with respect to the Corporation, as the same may be amended, restated or replaced from time to time;

“Subscription Agreement” means the subscription agreement between the Corporation and certain investors dated as of October 15, 2018 as amended and restated from time to time;

“Termination Date” means:

(a)                                 in the case of an Employee Participant or Executive Participant whose employment or term of office, as the case may be, with the Corporation or a Related Entity terminates in the circumstances set out in Section 4.7(b) or Section 4.7(c), the later of: (i) the date that is the last day of any statutory notice period applicable to the Optionee pursuant to applicable employment standards legislation; and (ii) the date that is designated by the Corporation or a Related Entity, as the case may be, as the last day of the Optionee’s employment or term of office with the Corporation or the Related Entity, as the case may be, provided that in the case of termination of employment by voluntary resignation by the Optionee, such date shall not be earlier than the date upon which a notice of resignation was given, and “Termination Date” specifically does not mean the date on which any period of reasonable notice that the Corporation or the Related Entity (as the case may be) may be required at law or under the terms of an employment agreement to provide to the Optionee expires;

(b)                                 in the case of a Director Participant who ceases to hold office in the circumstances set out in Section 4.7(d) or Section 4.7(e), the date upon which the Optionee ceases to hold office; or

(c)                                  in the case of a Consultant Participant whose consulting agreement or arrangement with the Corporation or a Related Entity, as the case may be, terminates in the circumstances set out in Section 4.7(e) or Section 4.7(f), the date that is designated by the Corporation or the Related Entity, as the case may be, as the date on which the Optionee’s consulting agreement or arrangement is terminated, provided that in the case of voluntary termination by the Optionee of the Optionee’s consulting agreement or arrangement, such date shall not be earlier than the date notice of voluntary termination was given, and “Termination Date” specifically does not mean the date on which any period of notice of termination that the Corporation or the Related Entity (as the case may be) may be required to provide to the Optionee under the terms of the consulting agreement or arrangement expires; and

“Vesting Commencement Date” means, for any Option, the date for vesting of such Option to commence, as specified by the Plan Administrator at the time it grants such Option, or, if no such date is specified, the Date of Grant.

2.2                               Interpretation

(a)                                 This Plan is created under and is to be governed, construed and administered in accordance with the laws of the Province of Québec and the laws of Canada applicable therein.

(b)                                 Whenever the Plan Administrator is to exercise discretion in the administration of the terms and conditions of this Plan, the term “discretion” means the sole and absolute discretion of the Plan Administrator.

(c)                                  As used herein, the terms “Article”, “Section” and “Schedule” mean and refer to the specified Article, Section and Schedule of this Plan, respectively.

(d)                                 Where the word “including” or “includes” is used in this Plan, it means “including (or includes) without limitation”.

(e)                                  Words importing the singular include the plural and vice versa and words importing any gender include any other gender.

(f)                                   Unless otherwise specified, all references to money amounts are to Canadian currency.

ARTICLE 3
PLAN ADMINISTRATION

3.1                               Plan Administration

This Plan will be administered by the Plan Administrator and the Plan Administrator has sole and complete authority, in its discretion, to:

(a)                                 determine the individuals and entities (from among the Participants) to whom Options may be granted;

(b)                                 grant Options in such amounts and, subject to the provisions of this Plan, on such terms and conditions as it determines including:

(i)                                     the time or times at which Options may be granted;

(ii)                                  the Exercise Price;

(iii)                               the time or times when each Option becomes exercisable and, subject to Section 4.3, the duration of the Exercise Period;

(iv)                              whether restrictions or limitations are to be imposed on the Option Shares and the nature of such restrictions or limitations, if any;

(v)                                 any acceleration of exercisability or waiver of termination regarding any Option, based on such factors as the Plan Administrator may determine;

(vi)                              to cancel, amend, adjust or otherwise change any Option under such circumstances as the Plan Administrator may consider appropriate in accordance with the provisions of this Plan; and

(vii)                           the Vesting Commencement Date;

(c)                                  interpret this Plan and adopt, amend, prescribe and rescind administrative guidelines and other rules and regulations relating to this Plan; and

(d)                                 make all other determinations and take all other actions necessary or advisable for the implementation and administration of this Plan.

The Plan Administrator’s determinations and actions within its authority under this Plan are conclusive and binding on the Corporation and all other persons.

3.2                               Delegation of Plan Administration

(a)                                 The initial Plan Administrator shall be the Board.

(b)                                 To the extent permitted by applicable law, the Board may, from time to time, delegate to a committee of the Board (the “Committee”) all or any of the powers conferred on the Plan Administrator pursuant to this Plan. In such event, the Committee will exercise the powers delegated to it by the Board in the manner and on the terms authorized by the Board. Any decision made or action taken by the Committee arising out of or in connection with the administration or interpretation of this Plan in this context shall be made as Plan Administrator and is final and conclusive.

(c)                                  The day-to-day administration of this Plan may be delegated to such officers and employees of the Corporation or a Related Entity as the Plan Administrator determines.

3.3                               Eligibility

All Employee Participants, Director Participants, Executive Participants and Consultant Participants are eligible to participate in this Plan, subject to Sections 4.6(b) and 4.7(g). Eligibility to participate does not confer upon any Participant any right to be granted Options pursuant to this Plan. The extent to which any Participant is entitled to be granted Options pursuant to this Plan will be determined in the discretion of the Plan Administrator.

3.4                               Total Common Shares Subject to Options

(a)                                 The aggregate number of Common Shares that may be issued pursuant to the exercise of Options, including Options intended to be ISOs pursuant to Section 4.12 will be equal to, upon completion of the Closing (as defined in the Subscription Agreement), 17,228,914 Common Shares. No Option may be granted if such grant would have the effect of causing the total number of Common Shares subject to Options to exceed the above-noted total number of Common Shares reserved for issuance pursuant to the exercise of Options.

(b)                                 To the extent Options terminate for any reason prior to exercise in full or are cancelled, the Common Shares subject to such Options shall be added back to the number of Common Shares reserved for issuance under this Plan and such Common Shares will again become available for grant under this Plan. In addition, any Common Shares which are retained by the Corporation upon exercise of an Option in order to satisfy the exercise or purchase price for such Option or any withholding taxes due with respect to such exercise or purchase shall be treated as not issued and shall continue to be available under the Plan. Common Shares repurchased by the Corporation pursuant to any repurchase right which the Corporation may have shall be available for future grant under the Plan.

(c)                                  Subject to applicable law and any shareholder or other approvals which may be required, the Board may in its discretion amend the Plan to increase the number of Common Shares reserved for issuance without any notice to Participants.

3.5                               Notice of Grant

All grants of Options under this Plan will be evidenced by the Notice of Grant (as set forth in Schedule A). Such Notice of Grant will be subject to the applicable provisions of this Plan and will contain such provisions as are required by this Plan and any other provisions that the Plan Administrator may direct. The Board of Directors shall authorize and empower any director or officer of the Corporation to execute and deliver, for and on behalf of the Corporation, a Notice of Grant to each Optionee.

3.6                               Non-Transferability

Subject to Section 4.6 and the rules and policies of any stock exchange on which the Common Shares are listed, if applicable, and applicable law, Options granted under this Plan may only be exercised by the Individual Optionee personally during the Optionee’s lifetime. Except to the extent permitted by the Plan Administrator, no assignment or transfer of Options, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Options whatsoever in any assignee or transferee and immediately upon any assignment or transfer, or any attempt to make the same, such Options will terminate and be of no further force or effect. If an Individual Optionee (the “Original Optionee”) has transferred Options to a corporation pursuant to this Section 3.6 when such transfer is permitted by the Plan Administrator and such applicable rules, policies and law, such Options will terminate and be of no further force or effect if at any time the Original Optionee should cease to own all of the issued shares of such corporation.

ARTICLE 4
GRANT OF OPTIONS

4.1                               Grant of Options

The Plan Administrator may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Plan Administrator may prescribe, grant Options to any Participant. Such Options granted to the Participant shall be described in the Notice of Grant.

4.2                               Exercise Price

(a)                                 Prior to an Initial Public Offering, the Exercise Price per Option Share purchasable under an Option will be equal to or will exceed the Fair Market Value as determined by the Board and in effect on the Date of Grant.

(b)                                 After an Initial Public Offering, the Board shall establish the Exercise Price at the time each Option is granted, which Exercise Price must in all cases be not less than the price required by applicable regulatory authorities and will reflect the Fair Market Value of the Option Share.

4.3                               Term of Options

Subject to any accelerated termination as set forth in this Plan, each Option, unless otherwise specified by the Plan Administrator, expires on the tenth anniversary of the Date of Grant, provided that in no event will the Exercise Period of an Option exceed ten years from the Date of Grant.

4.4                               Exercise Period

(a)                                 Unless otherwise specified by the Plan Administrator at the time of granting an Option and except as otherwise provided in this Plan, each Option will vest and be exercisable as follows:

Percentage of Total Number of Option Shares that may be Purchased	Vesting Date
25%	From the first anniversary of the Vesting Commencement Date.

2.0833%	At the end of each month after the first anniversary of the Vesting Commencement Date.

(b)                                 Once an Option becomes vested, it shall remain vested and shall be exercisable until expiration or termination of the Option, subject to Section 4.9. Each Option may be exercised at any time or from time to time, in whole or in part, for up to the total number of Option Shares with respect to which it is then exercisable. The Plan Administrator has the right, including those as set forth in Sections 4.9 and 5.4, to accelerate the vesting of any Option.

(c)                                  Subject to the provisions of this Plan and any Option Agreement, Options shall be exercised by means of a fully completed Exercise Notice delivered to the Corporation.

4.5                               Payment of Exercise Price

(a)                                 Unless otherwise specified by the Plan Administrator at the time of granting an Option, the Exercise Notice shall be accompanied by payment in full of the purchase price for the Option Shares to be purchased. The Exercise Price shall be fully paid in cash, or by certified cheque, bank draft or money order payable to the Corporation or by such other means as might be specified from time to time by the Plan Administrator. No Common Shares shall be issued or transferred until full payment therefor has been received by the Corporation. Until the occurrence of a Liquidity Event or Initial Public Offering, any certificate or certificates representing the acquired Common Shares shall be either held by the Corporation or in escrow by the Escrow Agent (as such term is defined in the Option Agreement) in accordance with the terms of the Option Agreement, on behalf of the Optionee, with the Corporation’s corporate records.

(b)                                 The Plan Administrator may, at any time, grant the Optionee the right to cause the Corporation to accept the surrender of the vested Options held by the Optionee in consideration for a cash payment. To surrender those Options, the Optionee shall send a notice (in the form set out in Schedule D) requesting that the Corporation terminate the vested Options held by the Optionee in exchange for a cash payment to the Optionee for an amount equal to the excess of the Fair Market Value of the

Common Shares underlying those vested Options, as determined by the Board as of the date of the surrender of the vested Options, over the Exercise Price of the vested Options. The Corporation shall in its sole and entire discretion decide whether it renounces its right to claim the cash payment as a deductible expense for tax purposes and its decision will be final and conclusive. Nothing requires that the Corporation reaches a similar decision for each Optionee and nothing requires the Corporation to elect that it will not deduct any amount in respect of such cash payment.

4.6                               Retirement, Death or Disability of Optionee

Subject to Section 4.8 or unless otherwise specified by the Plan Administrator at the time of granting an Option, if an Individual Optionee dies or becomes Disabled while an employee, director or officer of the Corporation or a Related Entity or if the employment or term of office of the Individual Optionee with the Corporation or a Related Entity terminates due to Retirement:

(a)                                 the executor or administrator of the Individual Optionee’s estate or the Individual Optionee, as the case may be, may exercise any Options of the Individual Optionee that have vested as at the Termination Date to the extent that the Options have vested as at the date of such death, Disability or Retirement and the right to exercise such Options terminates on the earlier of: (i) the date on which the Exercise Period of the particular Option expires; or (ii) the date that is 180 days after the Individual Optionee’s death, Disability or Retirement;

(b)                                 the Individual Optionee’s eligibility to receive further grants of Options under this Plan ceases as of the date of the Individual Optionee’s death, Disability or Retirement, as the case may be; and

(c)                                  Section 4.6 will apply to a Permitted Assign as if it applied to a Participant.

4.7                               Termination of Employment or Services

Subject to Section 4.8 or unless otherwise specified by the Plan Administrator at the time of granting an Option:

(a)                                 where, in the case of an Employee Participant or Executive Participant, an Individual Optionee or term of office with the Corporation or a Related Entity ceases by reason of the Individual Optionee’s death, Disability or Retirement, then the provisions of Section 4.6 will apply;

(b)                                 where, in the case of an Employee Participant or Executive Participant, an Individual Optionee’s employment or term of office is terminated i) by the Corporation or a Related Entity without Cause (whether such termination occurs with or without any or adequate reasonable notice, or with or without any or adequate compensation in lieu of such reasonable notice), ii) by voluntary resignation of the individual Optionee in compliance with the termination provision contained in the Optionee’s employment agreement or iii) for Good Reasons, then any Options held by the Individual Optionee that have vested as at the Termination

Date continue to be exercisable by the Individual Optionee until the earlier of: (A) the date on which the Exercise Period of the particular Option expires; or (B) the date that is 90 days after the Termination Date. Any Options held by the Individual Optionee that have not vested as at the Termination Date immediately expire and are cancelled on the Termination Date;

(c)                                  where, in the case of an Employee Participant or Executive Participant, an Individual Optionee’s employment or term of office terminates by reason of: (i) termination by the Corporation or a Related Entity for Cause; or (ii) voluntary resignation by the Individual Optionee not in compliance with the termination provisions contained in the Optionee’s employment agreement, then any Options held by the Individual Optionee, whether or not they have vested as at the Termination Date, immediately expire and are cancelled on the Termination Date;

(d)                                 where, in the case of a Director Participant, an Individual Optionee ceases to hold office, then any Options held by the Individual Optionee that have vested as at the Termination Date continue to be exercisable by the Individual Optionee until the earlier of: (i) the date on which the Exercise Period of the particular Option expires; or (ii) the date that is 180 days after the Termination Date. Any Options held by the Individual Optionee that have not vested as at the Termination Date, immediately expire and are cancelled on the Termination Date;

(e)                                  where, in the case of a Consultant Participant, an Optionee’s consulting agreement or arrangement terminates by reason of: (i) termination by the Corporation or a Related Entity for any reason whatsoever other than for breach of the consulting agreement or arrangement (whether or not such termination is effected in compliance with any termination provisions contained in the Optionee’s consulting agreement or arrangement); or (ii) the death or Disability of the Individual Optionee, or (iii) voluntary termination by the Optionee in compliance with the termination provisions contained in the Optionee’s consulting agreement, then any Options held by the Optionee that have vested as at the Termination Date, or at the date of the death or Disability of the Individual Optionee, as the case may be, continue to be exercisable by the Optionee until the earlier of: (A) the date on which the Exercise Period of the particular Option expires; or (B) the date that is 120 days after the Termination Date. Any Options held by the Optionee that have not vested as at the Termination Date, or at the date of the death or Disability of the Individual Optionee, as the case may be, immediately expire and are cancelled on the Termination Date;

(f)                                   where, in the case of a Consultant Participant, an Optionee’s consulting agreement or arrangement terminates by reason of: (i) termination by the Corporation or a Related Entity for breach of the consulting agreement or arrangement (whether or not such termination is effected in compliance with any termination provisions contained in Optionee’s consulting agreement or arrangement); or (ii) voluntary termination by the Optionee (whether or not such termination is effected in compliance with any termination provisions contained in the Optionee’s consulting agreement or arrangement), then any Options held by the Optionee, whether or not such Options have vested as at the Termination Date, immediately expire and are cancelled on the Termination Date;

(g)                                  an Optionee’s eligibility to receive further grants of Options under this Plan ceases as of the date that the Corporation or a Related Entity, as the case may be, provides the Optionee with written notification that the Optionee’s employment, term of office, consulting agreement or arrangement, as the case may be, is terminated, notwithstanding that such date may be prior to the Termination Date.

(h)                                 Notwithstanding Sections 4.7(b), 4.7(d) and 4.7(e), unless the Plan Administrator, in its discretion, otherwise determines, at any time and from time to time, Options are not affected by a change of employment or consulting arrangement within or among the Corporation or a Related Entity for so long as the Employee Participant continues to be an employee of the Corporation or a Related Entity, or for so long as the Executive Participant continues to be a director or officer of the Corporation or a Related Entity, or for so long as the Consultant Participant continues to be engaged as a consultant to the Corporation or a Related Entity, as the case may be.

(i)                                     Section 4.7 shall apply to a Permitted Assign as if it was applied to a Participant.

4.8                               Discretion to Permit Exercise

Notwithstanding the provisions of Sections 4.6 and 4.7, the Plan Administrator may, in its discretion, at any time prior to or following the events contemplated in such sections, permit the exercise of any or all Options held by the Optionee in the manner and on the terms authorized by the Plan Administrator, provided that the Plan Administrator will not, in any case, authorize the exercise of an Option pursuant to this Section 4.8 beyond the expiration of the Exercise Period of the particular Option.

4.9                               Liquidity Event

Notwithstanding anything else in this Plan or any Option Agreement, the Plan Administrator may, in connection with a Liquidity Event, in its discretion, and without the consent of any Optionee:

(a)                                 take such steps as are necessary or desirable to cause the conversion or exchange of any outstanding Options into or for options, rights or other securities of substantially equivalent value (or greater value), as determined by the Plan Administrator, in its discretion, in any entity participating in or resulting from such Liquidity Event; and/or

(b)                                 accelerate the vesting of any or all outstanding Options to provide that such outstanding Options will be fully vested and exercisable contemporaneously with the completion of the transaction resulting in the Liquidity Event, provided that the Plan Administrator shall not, in any case, authorize the exercise of Options pursuant to this section beyond the expiry date of the Options. If any of such Options are not exercised contemporaneously with completion of the transaction resulting in the Liquidity Event, such unexercised Options will terminate and expire upon the completion of the transaction resulting in the Liquidity Event. If, for any reason, the transaction that would result in the Liquidity Event is not completed, the acceleration of the vesting of the Options shall be retracted and vesting will instead revert to the manner provided in Section 4.4 or in the applicable Option Agreement, as the case may be.

4.10                        Option Agreement

Each Optionee must, at the time of exercise of an Option, sign and deliver a Option Agreement. Each Optionee acknowledges that the Option Agreement restricts transfers of the Option Shares. The Shares and share certificates representing the Option Shares acquired upon the exercise of Options shall be held in escrow by the Escrow Agent, as such term is defined in, and in accordance with, the Option Agreement.

4.11                        Conditions of Exercise

Each Optionee shall, when requested by the Corporation, sign and deliver all such documents relating to the granting or exercise of Options which the Corporation deems necessary or desirable and which shall include, without limitation, (i) the Notice of Grant, (ii) the Exercise Notice, and (iii) the Option Agreement.

4.12                        Incentive Stock Options

The following provisions will apply, in addition to the other provisions of this Plan which are not inconsistent therewith, to Options that are specifically intended (as evidenced in the relevant Option Agreement) to qualify as incentive stock options (for the purposes of this Section 4.12, “ISOs”) under Section 422 of the United States Internal Revenue Code, I.R.C. (for the purposes of this Section 4.12, the “Code”). For greater clarity, Options may only be granted as ISOs if the shareholders of the Corporation have approved the Plan:

(a)                                 Options may be granted as ISOs only to individuals who are employees of the Corporation or any present or future “subsidiary corporation” or “parent corporation” as those terms are defined in Section 424 of the Code (for the purposes of this Section 4.12, collectively, “Related Corporations”) and Options shall not be granted to non-employee Directors or independent contractors;

(b)                                 for purposes of Section 4.6, “Disability” means “permanent and total disability” as defined in Section 22(e)(3) of the Code;

(c)                                  if an Optionee ceases to be employed by the Corporation and/or all Related Corporations other than by reason of death or Disability, Options will be eligible for treatment as ISOs only if exercised no later than 90 days following such termination of employment;

(d)                                 the Exercise Price in respect of Options granted as ISOs to employees who own more than 10% of the combined voting power of all classes of shares in the capital of the Corporation or a Related Corporation (for the purposes of this Section 4.12, a “10% Stockholder”) will be not less than 110% of the Fair Market Value per

Common Share on the Date of Grant and the term of any ISO granted to a 10% Stockholder will not exceed five years measured from the Date of Grant;

(e)                                  Options held by an Optionee will be eligible for treatment as ISOs only if the Fair Market Value (determined at the Date of Grant) of the Common Shares with respect to which such Options and all other options intended to qualify as “incentive stock options” under Section 422 of the Code held by such individual and granted under the Plan or any other plan of a Related Corporation and which are exercisable for the first time by such individual during any one calendar year does not exceed US$100,000;

(f)                                   by accepting an Option granted as an ISO under the Plan, each Optionee agrees to notify the Corporation in writing immediately after such Optionee makes a “Disqualifying Disposition” of any share acquired pursuant to the exercise of such ISO; for this purpose, a Disqualifying Disposition is any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted or (b) the date one year following the date the ISO was exercised;

(g)                                  notwithstanding that the Plan will be effective when adopted by the Board, no ISO granted under the Plan may be exercised until the Plan is approved by the Corporation’s shareholders and, if such approval is not obtained within 12 months after the date of the Board’s adoption of the Plan, then all ISOs previously granted will terminate and cease to be outstanding and the provisions of this Section 4.12 will cease to have effect; furthermore, the Board shall obtain shareholder approval within 12 months before or after any increase in the total number of Common Shares that may be issued under the Plan or any change in the class of employees eligible to receive ISOs under the Plan;

(h)                                 no modification of an outstanding Option that would provide an additional benefit to an Optionee, including to a reduction of the Exercise Price or extension of the exercise period, shall be made without consideration and disclosure of the likely United States federal income tax consequences to the Participants affected thereby;

(i)                                     Options intended to be ISOs under this Plan shall be granted prior to October 12, 2028; and

(j)                                    ISOs will be neither transferable nor assignable by the Optionee other than by will or the laws of descent and distribution and may be exercised, during the Optionee’s lifetime, only by such Optionee.

ARTICLE 5
SHARE CAPITAL ADJUSTMENTS

5.1                               General

The existence of any Options does not affect in any way the right or power of the Corporation or its shareholders to make, authorize or determine any adjustment, recapitalization, reorganization or any other change in the Corporation’s capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Corporation, to create or issue any bonds, debentures, shares or other securities of the Corporation or to determine the rights and conditions attaching thereto, to effect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or to effect any other corporate act or proceeding, whether of a similar character or otherwise, whether or not any such action referred to in this section would have an adverse effect on this Plan or any Option granted hereunder.

5.2                               Reorganization of Corporation’s Capital

Should the Corporation effect a subdivision or consolidation of Common Shares or any similar capital reorganization including a distribution of capital or assets or a payment of a stock dividend (other than a stock dividend that is in lieu of a cash dividend), or should any other change be made in the capitalization of the Corporation that, in the opinion of the Plan Administrator, would warrant the replacement or amendment of any existing Options in order to adjust: (a) the number of Common Shares that may be acquired on the exercise of any outstanding Options; and/or (b) the Exercise Price of any outstanding Options in order to preserve proportionately the rights and obligations of the Optionees, the Plan Administrator, will authorize such steps to be taken as may be equitable and appropriate to that end. For clarity purposes, dilution will not be deemed a capital reorganization for the purposes of this Section 5.2.

5.3                               Other Events Affecting the Corporation

In the event of an amalgamation, combination, merger or other reorganization involving the Corporation by exchange of Common Shares or Common Shares, by sale or lease of assets or otherwise, that, in the opinion of the Plan Administrator, in its discretion, warrants the replacement or amendment of any existing Options in order to adjust: (a) the number of Common Shares that may be acquired on the exercise of any outstanding Options; and/or (b) the Exercise Price of any outstanding Options in order to preserve proportionately the rights and obligations of the Optionees, the Plan Administrator will authorize such steps to be taken as may be equitable and appropriate to that end. For clarity purposes, dilution will not be deemed an event which will require a replacement or amendment of any existing Options for purposes of this Section 5.2.

5.4                               Immediate Exercise of Options

Where the Plan Administrator determines, in its discretion, that the steps provided in Sections 5.2 and 5.3 would not preserve proportionately the rights and obligations of the Optionees in the circumstances or otherwise determines, in its discretion, that it is appropriate, the Plan Administrator, in its discretion, may accelerate the vesting of any outstanding Options.

5.5                               Issue by Corporation of Additional Shares

Except as expressly provided in this Article 5, neither the issue by the Corporation of shares of any class or securities convertible into or exchangeable for shares of any class, nor the conversion or exchange of such shares or securities, affects, and no adjustment by reason thereof is to be made with respect to: (a) the number of Common Shares that may be acquired on the exercise of any outstanding Options; or (b) the Exercise Price of any outstanding Options.

5.6                               Fractions

No fractional Common Shares will be issued on the exercise of an Option. Accordingly, if, as a result of any adjustment under Sections 5.2 to 5.4 inclusive, an Optionee would become entitled to a fractional Common Share, the Optionee has the right to acquire only the adjusted number of full Common Shares and no payment or other adjustment will be made with respect to the fractional Common Shares so disregarded.

5.7                               Conditions of Exercise

The Plan and each Option are subject to the requirement that if at any time the Plan Administrator determines, in its discretion, that the listing, registration or qualification of the Common Shares subject to such Option upon any securities exchange or under any provincial, state or federal law, or the consent or approval of any governmental body, securities exchange or of the holders of the Common Shares generally, is necessary or desirable, as a condition of, or in connection with, the granting of such Option or the issue or purchase of Common Shares thereunder, no such Option may be granted or exercised in whole or in part unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Plan Administrator, in its discretion. The Optionees shall, to the extent applicable, cooperate with the Corporation in relation to such listing, registration, qualification, consent or other approval and shall have no claim or cause of action against the Corporation or any of its officers or directors as a result of any failure by the Corporation to obtain or to take any steps to obtain any such listing, registration, qualification, consent or approval.

ARTICLE 6
MISCELLANEOUS PROVISIONS

6.1                               Legal Requirement

The Corporation is not obligated to grant any Options, issue any Common Shares or other securities, make any payments or take any other action if, in the opinion of the Plan Administrator, in its discretion, such action would constitute a violation by an Optionee or the Corporation of any provision of any applicable statutory or regulatory enactment of any government or government agency.

6.2                               Optionee’s Entitlement

Except as otherwise provided in this Plan, Options previously granted under this Plan, whether or not then exercisable, are not affected by any change in the relationship between, or ownership of, the Corporation and a Related Entity. For greater certainty, all Options remain valid and exercisable in accordance with the terms and conditions of this Plan and are not affected by reason only that, at any time, a Related Entity ceases to be a Related Entity.

6.3                               Withholding Taxes

Notwithstanding any other provision of this Plan, all distributions or payments to a Participant under the Plan shall be made net of applicable source deductions. If the event giving rise to the withholding obligation involves a distribution or issuance of Common Shares, then, the withholding obligation may be satisfied by (a) having the Participant elect to have the appropriate number of such Common Shares sold by the Corporation, the Corporation’s transfer agent and registrar or any person appointed by the Corporation pursuant to Section 6.3 hereof, each on behalf of and as agent for the Participant, as soon as permissible and practicable, with the proceeds of such sale being remitted to the appropriate governmental authorities, or (b) any other mechanism as may be required or appropriate to conform with local tax and other rules.

Notwithstanding the first paragraph of this Section 6.3, the applicable tax withholdings may be waived where the Participant directs in writing that a payment be made directly to the Participant’s registered retirement savings plan in circumstances to which subsection 100(3) of the regulations made under the Income Tax Act (Canada) apply.

6.4                               Rights of Participant/Optionee

No Participant has any claim or right to be granted an Option (including an Option granted in substitution for any Option that has expired pursuant to the terms of this Plan), and the granting of any Option is not to be construed as giving an Optionee a right to remain in the employ of the Corporation or a Related Entity. No Optionee has any rights as a shareholder of the Corporation in respect of Common Shares issuable on the exercise of rights to acquire Common Shares under any Option until the allotment and issuance to the Optionee of certificates representing such Common Shares.

6.5                               Termination

Subject to any shareholders agreement of the Corporation, the Board may terminate this Plan at any time without shareholder approval. Notwithstanding the foregoing, subject to the discretion of the Plan Administrator, the termination of this Plan shall have no effect on outstanding Options, which shall continue in effect in accordance with their terms and conditions and the terms and conditions of this Plan.

6.6                               Indemnification

Every Director will at all times be indemnified and saved harmless by the Corporation from and against all costs, charges and expenses whatsoever, including any income tax liability arising from any such indemnification, that such Director may sustain or incur by reason of any action, suit or proceeding, taken or threatened against the Director, otherwise than by the Corporation, for or in respect of any act done or omitted by the Director in respect of this Plan, such costs, charges and expenses to include any amount paid to settle such action, suit or proceeding or in satisfaction of any judgement rendered therein.

6.7                               Participation in this Plan

The participation of any Participant in this Plan is entirely voluntary and not obligatory and shall not be interpreted as conferring upon such Participant any rights or privileges other than those rights and privileges expressly provided in this Plan. In particular, participation in this Plan does not constitute a condition of employment or service nor a commitment on the part of the Corporation to ensure the continued employment or service of such Participant. The Plan does not provide any guarantee against any loss which may result from fluctuations in the market value of the Common Shares. The Corporation does not assume responsibility for the personal income or other tax consequences for the Participants and they are advised to consult with their own tax advisors.

6.8                               Amendments

Subject to any shareholders agreement of the Corporation, the Board may,

(a)                                 without notice, at any time or from time to time, amend this Plan or any provisions hereof in such respects as it, in its sole discretion, determines appropriate; provided that no such amendment shall have any adverse effect with respect to any Options outstanding as at the date of such amendment without the prior consent of the applicable Optionee(s); and

(b)                                 subject to any required regulatory approval, at its discretion from time to time retrospectively amend the Plan and, in the event of an amendment that is adverse to the interests of the affected Optionee, with the consent of the affected Optionee, retrospectively amend the terms and conditions of any Options which have been theretofore granted.

6.9                               Governing Law

This Plan will be governed and interpreted in accordance with the laws of the province of Québec and the laws of Canada applicable therein.

6.10                        Corporate Action

Nothing contained in this Plan or in an Option shall be construed so as to prevent the Corporation from taking corporate action which is deemed by the Corporation to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Option, including, with respect to an Option previously granted, any adjustments to the Exercise Price, Exercise Period or number of Option Shares, provided that any such adjustment is required by any securities exchange or applicable securities laws.

6.11                        Notices

All written notices to be given by the Optionee to the Corporation shall be delivered personally or by registered mail, postage prepaid, email with receipt, addressed as follows:

Milestone Pharmaceuticals Inc.

420-1111 boul. Dr.-Frederik-Philips

Montréal (Québec) H4M 2X6

Attention:                                         President

Any notice given by the Optionee pursuant to the terms of an Option shall not be effective until actually received by the Corporation at the above address.

THIS THIRD AMENDED AND RESTATED STOCK OPTION PLAN was adopted by the board of directors of Milestone Pharmaceuticals Inc. on October 15, 2018.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

MILESTONE PHARMACEUTICALS INC.

By:	/s/ Joseph G. Oliveto
Name: Joseph G. Oliveto
Title: President and CEO

Signature Page to Third Amended and Restated Stock Option Plan